Exhibit 10.3

CONVERSION AGREEMENT

This Conversion Agreement (“Agreement”) is entered into as of June 19, 2009 between THERMO FUNDING COMPANY LLC, a Colorado limited liability company (“Thermo”), and GLOBALSTAR, INC., a Delaware corporation (the “Company”).

WHEREAS, the Company and Thermo have determined that it is in their mutual best interests for Thermo to convert all of the debt of the Company owed to Thermo under the Second Amended and Restated Credit Agreement dated as of December 17, 2007, as amended (the “Thermo Debt”) into Series A Convertible Preferred Stock (“Preferred Stock”).

WHEREAS, upon the recommendation of the Thermo Transactions Special Committee, the Board of Directors has approved conversion of the Thermo Debt, on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.                                       Sale of Stock in Exchange for Reduction of Debt.  Subject to the terms and conditions of this Agreement, Thermo agrees to exchange the Thermo Debt (the “Transaction”) for one share of Series A Convertible Preferred Stock (the “Share”) convertible into common equity as provided in the Certificate of Designation to be filed with the Secretary of State of Delaware.

2.                                       Consideration.  As consideration for the Transaction and the agreements set forth herein, the following shall occur at the Closing (as defined below):

(a)                                  Thermo shall credit to the Company by reduction in outstanding principal and interest under the Thermo revolving and term credit facility, the sum of $180,176,520.30 in U.S. Dollars (the “Exchange Price”); and

(b)                                 The Company shall deliver to Thermo a stock certificate for the Share.

3.                                       Closing.  The closing of the Transaction (the “Closing”) contemplated by this Agreement shall take place at 9:00 a.m. Eastern Daylight Time on June 19, 2009 at the offices of the Company in Milpitas, California, or such other date, time and place as the parties may agree.

4.                                       Maximum Shares; Stockholder Approval.  Thermo acknowledges that its conversion rights for the Preferred Stock limits the amount of voting stock it may hold.  Upon written notice to the Company, the Company will use its reasonable efforts to obtain Board of Director and stockholder approval to issue a nonvoting class of common stock with the same rights as the existing class of common stock on the date hereof, except with regard to voting rights that would have an adverse effect on the Company.  The Company also undertakes to use its reasonable efforts to obtain stockholder approval of the Transaction as required by Nasdaq Listing Rules.

5.                                       Representations and Warranties of the Company.  The Company represents and warrants to Thermo, with respect to the Transaction as of the Closing Date, as follows:

(a)                                  Organization and Authority.  The Company has all requisite power and authority to enter into this Agreement and to consummate the Transaction.  The Company is duly organized and validly existing under the laws of the State of Delaware.  The execution and delivery by the Company of this Agreement and the consummation by the Company of the Transaction has been duly authorized.  This Agreement, when duly executed and delivered by the Company will constitute a legal, valid, and binding obligation of the Company, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles whether in a proceeding in equity or at law.

(b)                                Noncontravention.  The execution and delivery of this Agreement, the consummation of the Transaction and the fulfillment of and compliance with the terms and conditions hereof do not and will not with the passing of time or giving of notice (i) result in a violation of the organizational documents of the Company, (ii) violate any law, rule, regulation, provision of any judicial or administrative order, award, judgment or decree applicable to the Company or the Share, or (iii) conflict with, result in a breach of or right to cancel or constitute a default under any agreement or instrument to which the Company is a party, by which the Company is bound or to which the Company or the Share are subject.

(c)                                 Title.  Upon delivery of the certificate or certificates representing the Share, Thermo will obtain good, valid and transferable title to the Share free and clear of all liens, claims and encumbrances whatsoever.

(d)                                Share.  The Company is issuing the Share pursuant an exemption from registration under Section 4(2) of the Securities Act of 1933 (the “Securities Act”).

(e)                                 Broker.  No officer, director, employee or third party shall be entitled to receive any brokerage commissions or similar compensation in connection with the Transaction contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company.

(f)                                    Acknowledgement.  The Company acknowledges that Thermo has not made any representations or warranties to it except to the extent of the representations and warranties of Thermo in this Agreement.

6.                                      Representations and Warranties of Thermo.  Thermo hereby represents and warrants to the Company as follows:

(a)                                  Organization and Authority.  Thermo has all requisite power and authority to enter into this Agreement and to consummate the Transactions contemplated hereby.  Thermo is duly organized or formed and validly existing as a limited liability company, and in good standing under the laws of the State of Colorado.  The execution and delivery by Thermo of this Agreement and the consummation by Thermo of the Transaction have been duly authorized.  This Agreement, when duly executed and delivered by Thermo will constitute a legal, valid and binding obligation of Thermo, enforceable against Thermo in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles whether in a proceeding in equity or at law.

(b)                                 Noncontravention.  The execution and delivery of this Agreement, the consummation of the Transaction and the fulfillment of and compliance with the terms and conditions hereof do not and will not with the passing of time or giving of notice (i) result in a violation of the organizational documents of Thermo, (ii) violate any law, rule, regulation, provision of any judicial or administrative order, award, judgment or decree applicable to Thermo, or (ii) conflict with, result in a breach of or right to cancel or constitute a default under any agreement or instrument to which Thermo is a party, by which Thermo is bound or to which Thermo is subject.

(c)                                      Securities Act.  Thermo is acquiring the Share for its own account for investment only and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act.

(d)                                    Thermo’s Qualifications.  Thermo is an “accredited investor” as such term is defined in Regulation D under the Securities Act.

(e)                                  Transfer or Resale.  Thermo understands that the Share has not been and is not being registered under the Securities Act or any state securities laws and may not be offered for sale, sold, assigned or transferred without registration under the Securities Act or an exemption therefrom, and that the grounds for exemption of the Transaction is Section 4(2) of the Securities Act.  Thermo understands that a legend restricting transfer except in compliance with the Securities Act will be reflected on the certificate or records representing the Share.

(f)                                    Broker.  No officer, director, employee or third party shall be entitled to receive any brokerage commissions or similar compensation in connection with the Transaction contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Thermo.

(g)                                 Acknowledgement.  Thermo acknowledges that the Company has not made any representations or warranties to it except to the extent of the representations and warranties of the Company in this Agreement.

7.                                       Condition Subsequent.  If the initial funding to the Company under the COFACE Facility Agreement dated as of June 5, 2009 does not occur by [June 30], 2009, the parties agree that the Transaction shall be deemed void and status quo ente to immediately prior to the Transaction.  The Company shall take all actions to affect this Section 7 and pay all costs and fees related to this condition.

8.                                       Reporting.  Each party is responsible for making and shall make its own required reports with the Securities and Exchange Commission and NASDAQ regarding the Transaction.

9.                                       Survival.  The representations and warranties of Thermo and the Company contained in Sections 5 and 6 and the covenant in Section 7 shall survive this Agreement.

10.                                Successors and Assigns.  No party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.  Subject to the preceding, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

11.                                Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

12.                                Entire Agreement; Amendments.  This Agreement super-sedes all other prior oral or written agreements between Thermo, the Company, and their respective affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither Thermo nor the Company makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended, waived, terminated or otherwise modified other than by an instrument in writing signed by Thermo and the Company.  Any amendment to this Agreement made in conformity with the provisions of this Section 11 shall be binding on all parties.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

13.                                Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and the respective successors, legal representatives and assigns of each.

14.                                Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the same instrument.

15.                                Applicable Law.  This Agreement shall be governed by the laws of the State of Delaware, without regard to the choice of law rules thereof.

Signatures are on the following page.

IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties hereto as of the date first above written.

THERMO FUNDING COMPANY LLC

By:	/s/ James Monroe III
Printed Name: James Monroe III
Title: Manager

GLOBALSTAR, INC.

By:	/s/ Fuad Ahmad
Printed Name: Fuad Ahmad
Title: Senior Vice President and CFO